CSXT TRADE RECEIVABLES MASTER TRUST
                             Monthly Distribution Date Statement
                                        Series 1998-1

Due Period:  October 2000

I. Original Deal Parameters
   ------------------------
(a)  Pool Balance                                                                  705,106,000
(b)  Initial Invested Amount                                                       300,000,000
(c)  Original Investor Allocation Percentage                                            71.90%
(d)  Certificate Rate                                                                    6.00%
(e)  Servicing Fee per Annum                                                             0.25%
(f)  Original Required Subordinated Amount                                          49,676,362

II.  Allocation Percentages
     ----------------------
(a) Series Allocation Percentage                                                        59.91%
(b) Investor Allocation Percentage                                                      80.22%
(c) Investor Ownership Percentage                                                       30.67%

III.  Receivables in the Trust
      ------------------------
(a)   Pool Balance at end of month                                                 978,021,000
(b)  Interline Payables                                                            168,746,000
(c)  Receivables 91+ days past invoice                                              58,760,000
(d)  Ineligible Receivables                                                                  0
(e)  Overconcentrated Amount                                                         2,345,000
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]                    748,170,000
(g)  Unallocated Collections                                                                 0
(h)  Net Series Pool Balance [(f) * II.(a)]                                        448,215,704
(i)  Series Allocation Percentage * Unallocated Collections [(g) * II.(a)]                   0
(j)  Required Net Series Pool Balance [VI.(f) below]                               359,569,033

IV.  Monthly Activity
     ----------------
(a)  Pool Balance at beginning of month                                            934,770,000
(b)  Total pool collections                                                        563,601,000
(c)  Total new invoices sold to Trust                                              620,290,000
(d)  Dilutions                                                                      13,345,000
(e)  Charged-Off Receivables                                                            93,000
(f)  Reassigned Receivables                                                                  0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]                        978,021,000
(h)  Miscellaneous Payments                                                                  0

                             CSXT TRADE RECEIVABLES MASTER TRUST
                             Monthly Distribution Date Statement
                                        Series 1998-1

Due Period:  October 2000

V.  Receivables Performance
    -----------------------
(a)  Monthly Payment Rate [IV.(b) / III.(f)]                                            75.33%
(b)  Average Days Sales Outstanding [28 or 35 days / (a)]                                 37.2
(c)  Delinquency Data
         0 - 30 Days from Invoice                                                  794,982,000
         31 - 60 Days from Invoice                                                 102,051,000
         61 - 90 Days from Invoice                                                  22,228,000
         91 - 120 Days from Invoice                                                  8,517,000
         121 - 150 Days from Invoice                                                 6,216,000
         151 - 180 Days from Invoice                                                 4,177,000
         181 - 210 Days from Invoice                                                10,088,000
         211 - 240 Days from Invoice                                                 5,643,000
         241 + Days from Invoice                                                    24,119,000
                                                                             ------------------
         TOTAL                                                                     978,021,000

VI.  Reserves
     --------
(a)  Subordination Percentage [IX.(k) below]                                            14.70%
(b)  Invested Amount                                                               300,000,000
(c)  Available Subordinated Amount [((a) / (1 - (a))) * ((b) + (d) + (e))+III (e)]  54,869,353
(d)  Yield Reserve                                                                   4,500,000
(e)  Fee Reserve [2 * V.(b) / 365 * VII.(j) * 12 ]                                     199,679
(f)  Required Net Series Pool Balance                                              359,569,033

VII.  Collections
      -----------
(a)  Total Pool Collections [IV.(b) above]                                         563,601,000
(b)  Miscellaneous Payments [IV.(h) above]                                                   0
(c)  Series Excess Collections                                                               0
(d)  Series Allocable Collections [(a) * II.(a)]                                   337,643,609
(e)  Investor Collections [(d) * II.(b)]                                           270,865,534
(f)  Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                                 0
(g)  Available Investor Collections [(c) + (e) + (f)]                              270,865,534
(h)  Monthly Interest                                                                1,500,000
(i)  Interest Shortfall                                                                      0
(j)  Monthly Servicing Fee [I.(e) / 12 * IV.(g) * VI.(b) / III.(f)]                     81,701
(k)  Monthly Principal [0 if Revolving Period, otherwise VIII.(b) below]                     0

VIII.  Monthly Investor Principal
       --------------------------
(a)  Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]                     269,283,833
(b)  Available Principal Collections (a)                                           269,283,833
(c)  Controlled Deposit Amount                                                               0
(d)  Monthly Investor Principal [lesser of (b) and (c)]                                      0
(e)  Deficit Controlled Accumulation Amount [(c) - (d), if positive]                         0


                             CSXT TRADE RECEIVABLES MASTER TRUST
                             Monthly Distribution Date Statement
                                        Series 1998-1

Due Period:  October 2000
IX.  Subordination Percentage
     ------------------------
(a)  Subordination Percentage Floor                                                     13.00%
(b)  Average Dilution Ratio (last 12 months)                                             2.09%
(c)  Highest Dilution Ratio (last 12 months)                                             2.91%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                                 105.38%
(e)  Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c) / (b))}]                 6.71%                 2.5
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)                          0.70%
(g)  Default Horizon Ratio                                                             364.13%
(h)  Loss Percentage [2.5 * (f) * (g)]                                                   6.36%
(i)  Dilution Percentage + Loss Percentage                                              13.07%
(j)  12.5% + (b) * (d)                                                                  14.70%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]                            14.70%

X.  Investor Charge-Offs
    --------------------
(a)  Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]                            28,527
(b)  Investor Recoveries                                                                     0
(c)  Loss Reserve                                                                   54,869,353
(d)  Investor Charge-off [(a) - (b) - (c), if positive]                                      0
(e)  Cumulative Investor Charge-offs [including (d) above]                                   0

XI.  Invested Amount
     ---------------
(a)  Beginning Invested Amount                                                     300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                                           0
(c)  Amount on deposit in Principal Funding Account                                          0
(d)  Distributions of Principal                                                              0
(e)  Ending Invested Amount                                                        300,000,000

XII.  Amortization Events
      -------------------
(a)  Breach of material covenant or agreement uncured for 30 days                           No
(b)  Breach of Representation or Warranty not corrected for 30 days                         No
(c)  Bankruptcy, insolvency or receivership of Seller or CSXT                               No
(d)  Trust is deemed an "Investment Company"                                                No
(e)  CSXT fails to convey Receivables to Seller, Servicer fails to
      make deposit to Retained Collection Account                                           No
(f)  Required Net Series Pool Balance Exceeds Net Series Pool Balance                       No
(g)  Any Series 1998-1 Servicer Default                                                     No
(h)  Termination Notice delivered to Servicer                                               No
(i)  Invested Amount not paid in full on Expected Final Payment Date                        No
(j)  Average Monthly Payment Rate for last 3 months is less than 25%                        No


                             CSXT TRADE RECEIVABLES MASTER TRUST
                             -----------------------------------
                       Certificateholders' Distribution Date Statement
                                        Series 1998-1
                             CSX Transportation, Inc. (Servicer)

     Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October
27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

Distribution Date: November 27, 2000

Collection Period: October 2000

POOL COLLECTIONS
----------------
Total Pool Collections                                                          563,601,000.00

Total Collections Available                                                     563,601,000.00


ALLOCATION PERCENTAGES
----------------------
Series 1998-1 Allocation Percentage                                                     59.91%

Investor Ownership Percentage                                                           30.67%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------
Total amount distributed allocable to Interest                                    1,500,000.00

Total amount distributed allocable to Interest                                            5.00
   (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                                        0.00

Total amount distributed allocable to Principal                                           0.00
   (per $1,000 of Certificates)


SERIES 1998-1 INVESTED AMOUNTS
------------------------------
Unallocated Collections                                                                   0.00

Amounts on deposit in the Principal Funding                                               0.00

Ending Invested Amounts                                                         300,000,000.00


INVESTOR  INTEREST SHORTFALL AMOUNT
-----------------------------------
Total Investor Deficiency Amount                                                          0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------
Beginning Investor Charge-Offs                                                            0.00
Beginning Investor Charge-Offs per $1,000                                                 0.00

Additional Investor Charge-Offs                                                           0.00
Additional Investor Charge-Offs per $1,000                                                0.00

Reimbursements:
Reinstatement of Investor Certificates                                                    0.00
Reinstatement of Investor Certificates per $1,000                                         0.00

Ending Investor Charge-Offs                                                               0.00
Ending Investor Charge-Offs per $1,000                                                    0.00

POOL BALANCES
-------------
Outstanding Receivables Balance                                                 978,021,000.00

Ending Net Receivables Pool Balance                                             748,170,000.00

Ending Net Series Pool Balance                                                  448,215,703.66